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The following press release may be provided to stockholders of Qualcomm Incorporated (“Qualcomm”).

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Qualcomm Board of Directors Unanimously Rejects Revised Broadcom Proposal

Proposal Materially Undervalues Qualcomm and Falls Well Short of Firm Regulatory Commitment Necessary Given Significant Downside Risk of a Failed Transaction

Qualcomm Offers to Meet to See If Broadcom Can Address Serious Deficiencies in Value and Certainty

SAN DIEGO – February 8, 2018 — Qualcomm Incorporated (NASDAQ: QCOM) (“Qualcomm” or the “Company”) today announced that its Board of Directors has unanimously rejected the revised non-binding, unsolicited proposal by Broadcom Limited (NASDAQ: AVGO) to acquire all of the outstanding shares of Qualcomm for $82.00 per share ($60.00 in cash and $22.00 in Broadcom stock), which Broadcom announced on February 5, 2018.

The Qualcomm Board, assisted by its financial and legal advisors, determined that the Broadcom proposal materially undervalues Qualcomm and falls well short of the firm regulatory commitment the Board would demand given the significant downside risk of a failed transaction.  However, Qualcomm has offered to meet with Broadcom to see if it can address the serious deficiencies in value and certainty in its proposal.

The Qualcomm Board communicated its decision in the following letter to Broadcom:

February 8, 2018

Mr. Hock Tan

President and Chief Executive Officer

Broadcom Limited

1 Yishun Avenue 7

Singapore 768923

Dear Mr. Tan:

I am writing on behalf of the Board of Directors of Qualcomm Incorporated.  The Board has reviewed your February 5, 2018 letter proposing to acquire Qualcomm for a combination of $60.00 in cash and $22.00 in Broadcom shares per Qualcomm share, as well as the materials filed publicly in connection with that letter.  As presented, your proposal raises more questions than it answers.

The Board has unanimously determined that your amended offer materially undervalues Qualcomm and falls well short of the firm regulatory commitment the Board would demand given the significant downside risk of a failed transaction.  However, the Board is committed to exploring all options for maximizing shareholder value, and so we would be prepared to meet with you to allow you to explain how you would attempt to bridge these gaps in both value and deal certainty and to better understand the significant issues that remain unaddressed in your proposal.

In the meeting, we would expect that you will be prepared to provide clear, specific and detailed answers to the questions below.

•                  What is the true highest price at which you would be prepared to acquire Qualcomm?  Is it $82 per share or is it higher?  Your current proposal is inadequate as it materially undervalues Qualcomm.  Your proposal ascribes no value to our accretive NXP acquisition, no value for the expected resolution of our current licensing disputes and no value for the significant opportunity in 5G.  Your proposal is inferior relative to our prospects as an independent company and is significantly below both trading and transaction multiples in our sector.

•                  Is Broadcom willing to commit to take whatever actions are necessary to ensure the proposed transaction closes?  This is extremely important to value preservation for our shareholders.  The differences in our business models expose the Company to significant customer and licensee risk between signing and closing an agreement.  It is indisputable that there are significant regulatory hurdles in your proposed transaction.  It is also indisputable that if Qualcomm entered into a merger agreement and, after an extended regulatory review period the transaction did not close, Qualcomm would be enormously and irreparably damaged.  If you are not willing to agree to do whatever is necessary to ensure a transaction closes, we will need you to be extremely clear and specific about exactly what actions you would refuse to take, so that we can properly evaluate the risk to Qualcomm’s shareholders.

We have a number of other important questions, which we can discuss at our meeting.  We will reach out to you to schedule the meeting.

Sincerely,

Paul Jacobs

Chairman of the Board

cc:                                Steve Mollenkopf

Chief Executive Officer

On November 13, 2017, Qualcomm’s Board of Directors unanimously rejected Broadcom’s non-binding, unsolicited proposal to acquire Qualcomm for $70.00 per share ($60.00 in cash and $10.00 in Broadcom stock).  On December 4, 2017, Qualcomm’s Board of Directors unanimously determined not to nominate any of the 11 candidates assembled by Broadcom and Silver Lake Partners to replace Qualcomm’s current directors at Qualcomm’s 2018 Annual Meeting.

Qualcomm continues to believe its highly qualified directors are best positioned to create near- and long-term stockholder value, while electing Broadcom’s hand-picked nominees is not in the best interest of Qualcomm stockholders.  Qualcomm urges stockholders to vote the WHITE card for all of its highly qualified Directors.  Please discard the blue proxy card from Broadcom.

For additional information about the 2018 Annual Meeting of Stockholders, please visit www.qcomvalue.com.

Goldman Sachs & Co. LLC, Evercore and Centerview Partners are acting as financial advisors to Qualcomm.  Paul, Weiss, Rifkind, Wharton & Garrison LLP, Cravath, Swaine & Moore LLP and DLA Piper LLP (US) are acting as legal advisors to Qualcomm.

About Qualcomm

Qualcomm invents breakthrough technologies that transform how the world connects and communicates. When we connected the phone to the Internet, the mobile revolution was born. Today, our inventions are the foundation for life-changing products, experiences, and industries. As we lead the world to 5G, we envision this next big change in cellular technology spurring a new era of intelligent, connected devices and enabling new opportunities in connected cars, remote delivery of health care services, and the IoT — including smart cities, smart homes, and wearables. Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, all of our engineering, research and development functions, and all of our products and services businesses, including, the QCT semiconductor business. For more information, visit Qualcomm’s website, OnQ blog, Twitter and Facebook pages.

ADDITIONAL INFORMATION

Qualcomm has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”).  QUALCOMM STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION.  Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Qualcomm with the SEC without charge from the SEC’s website at www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Qualcomm, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Qualcomm’s stockholders in connection with the matters to be considered at the 2018 Annual Meeting.  Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Additionally, statements regarding operating results for future years, growth in operating results and the factors contributing to future operating results; the resolution of licensing disputes and the impact and timing thereof; expected market, industry, geographic and organic growth and trends; future serviceable addressable market size and growth; anticipated contributions from and growth in new opportunities; benefits from planned cost reductions; technology and product leadership and trends; Qualcomm’s positioning to benefit from any of the above; potential benefits and upside to Qualcomm’s stockholders related to any of the above; and the regulatory process and regulatory uncertainty are forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. These statements are based on Qualcomm’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Qualcomm. More detailed information about these factors may be found in Qualcomm’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.